Exhibit 99.1

Press Release

Cornerstone Therapeutics Appoints James Harper to Board

CARY, N.C., December 5, 2011 – Cornerstone Therapeutics Inc. (NASDAQ CM: CRTX), a specialty pharmaceutical company focused on acquiring, developing and commercializing proprietary products for the hospital and respiratory markets, today announced the appointment of James A. Harper to the Company’s Board of Directors, effective December 1, 2011.

Mr. Harper has over 30 years of experience in the pharmaceutical and medical device industries. He has also served on multiple corporate and not-for-profit boards of directors. He is currently Chair of Phenomix Corporation, and an advisor to Nomura Phase4 Ventures. Prior to his retirement, Mr. Harper held a number of management and senior executive positions at Eli Lilly during a thirty year career. In addition, Mr. Harper has served on the boards of directors of several life sciences companies and is a member of the National Association of Corporate Directors. Mr. Harper holds an MBA in Marketing/Finance from The Wharton School.

“I am delighted to welcome Jim to our Board,” said Craig Collard, Chairman and Chief Executive Officer of Cornerstone. “He brings us a wealth of industry experience which will help us complete the acquisitions that will transform Cornerstone into a leading specialty pharma company.”

About Cornerstone Therapeutics

Cornerstone Therapeutics Inc. (Nasdaq CM: CRTX), headquartered in Cary, N.C., is a specialty pharmaceutical company focused on acquiring, developing and commercializing products primarily for the hospital and respiratory markets. The Company currently promotes multiple marketed products in the United States to respiratory-focused physicians, key retail pharmacies and hospitals with its specialty sales forces. The Company also has a late-stage clinical pipeline. Key elements of the Company’s strategy are to pursue acquisition or licensing transactions to acquire the rights to patent-protected, branded respiratory or related pharmaceutical products, or late-stage product candidates; to implement life cycle management strategies to maximize the potential value and competitive position of the Company’s currently marketed products, newly acquired products and product candidates that are currently in development; to grow product revenue through the Company’s specialty sales forces; and to maintain and strengthen the intellectual property position of the Company’s currently marketed products, newly acquired products and product candidates.

Safe Harbor Statement
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein, other than statements of historical fact, including statements regarding the progress and timing of our product development programs and related trials, our strategy and our future operations and opportunities, constitute forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the results of preclinical studies and clinical trials with respect to our products under development, our ability to satisfy FDA and other regulatory requirements, our ability to effectively and efficiently complete the voluntarily withdrawal of our propoxyphene products from the market and replace the revenues from such products and the other factors described in Item 1A (Risk Factors) of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the SEC) on March 4, 2010 and in our subsequent filings with the SEC. In addition, the statements in this press release reflect our expectations and beliefs as of the date of this release, should not be relied upon as representing our views as of any other date and do not reflect the potential impact of any acquisitions, mergers, dispositions, business development transactions, joint ventures or investments that we may make or enter into. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. However, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise.

Contacts
Investor Relations Contacts:
Westwicke Partners, John Woolford, +1-443-213-0506, john.woolford@westwicke.com or Westwicke Partners, Stefan Loren, Ph.D., +1-443-213-0507, sloren@westwicke.com;

Media Relations Contact:
Fleishman-Hillard, Andrea Moody, +1-919-457-0743, andrea.moody@fleishman.com.

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